Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Michael Marchetti

Chief Operating Officer

TUESDAY MORNING

CORPORATION

972/934-7154

Laurey Peat

LAUREY PEAT + ASSOCIATES

214/871-8787

TUESDAY MORNING CORPORATION

APPOINTS ACTING CHIEF FINANCIAL OFFICER

DALLAS, TX — January 15, 2008 — Tuesday Morning Corporation (NASDAQ: TUES) today announced that Michael J. Marchetti, currently Executive Vice President and Chief Operating Officer, will become the Company’s Acting Chief Financial Officer, Secretary and Treasurer effective January 16, 2008.  Mr. Marchetti will fill the position made available by the December 5, 2007 resignation of Elizabeth A. Schroeder which becomes effective January 15, 2008.

Kathleen Mason, President and Chief Executive Officer, stated, “We thank Elizabeth for the contributions she has made to the Company during her service and wish her the best.  Mike will add to his duties the roll of Acting Chief Financial Officer on a temporary basis while we conduct a search for a permanent replacement.  Mike has more than two decades of retailing experience which includes expertise in finance, control, distribution and information technology.”

Mr. Marchetti, age 50, joined the Company in February 2001 as Senior Vice President, Strategic Planning and was promoted to Executive Vice President, Operations in February 2002.  In April

2003, Mr. Marchetti was promoted to Chief Operating Officer.  Prior to joining Tuesday Morning, Mr. Marchetti held various positions including being a principal with MarCon Services, Inc. and Chief Financial Officer of CWT Specialty Stores, Inc.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 831 stores in 47 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management’s current expectations, estimates and projections.  Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently.  You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other “forward-looking” information.

Reference is hereby made to “Item 1A.  Risk Factors” of the Company’s Transition Report on Form 10-KT for the six month period ended June 30, 2007 and the Company’s Quarterly Report on Form 10-Q for the three month period ended September 30, 2007 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements.  These risks, uncertainties and events also include, but are not limited to, the following:  uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management, as well as experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to maintain internal control over financial reporting; and our ability to anticipate and respond in a timely manner to changing consumer demands and preferences.  The forward-looking statements made in this press release relate only to events as of the date on which the statements were made.  We undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

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